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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Rule 14a-12.

Commission File No. 0-20845

BIG BUCK BREWERY & STEAKHOUSE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIG BUCK BREWERY & STEAKHOUSE, INC.
550 SOUTH WISCONSIN STREET
GAYLORD, MICHIGAN 49734

                      August 2, 2002

Dear Shareholder:

        I am pleased to invite you to attend the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc., to be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Friday, August 30, 2002, at 9:00 a.m. local time.

        At the annual meeting you will be asked to vote for the election of eight directors, to approve a restatement of our Restated Articles of Incorporation which would enable our board to perform a one-for-seven reverse stock split and to ratify the appointment of our independent auditors for the fiscal year ending December 29, 2002. I encourage you to vote for the nominees for director, for approval of the restatement and for ratification of the appointment of independent auditors.

        Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                      Sincerely,

                      BIG BUCK BREWERY & STEAKHOUSE, INC.

                      /s/ William F. Rolinski
                      William F. Rolinski
                       President and Chief Executive Officer

BIG BUCK BREWERY & STEAKHOUSE, INC.
550 SOUTH WISCONSIN STREET
GAYLORD, MICHIGAN 49734

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
AUGUST 30, 2002

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, will be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Friday, August 30, 2002, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To consider and vote upon a restatement of our Restated Articles of Incorporation for the purpose of effecting a possible stock combination (reverse stock split) pursuant to which our outstanding shares of common stock would be exchanged for new shares of common stock in an exchange ratio of one newly issued share for every seven outstanding shares, while maintaining 15,000,000 authorized shares, consisting of 10,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share;

  3.
  To ratify the appointment of Plante & Moran, LLP as our independent auditors for the fiscal year ending December 29, 2002; and

  4.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on July 26, 2002, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                      Sincerely,

                      BIG BUCK BREWERY & STEAKHOUSE, INC.

                      /s/ William F. Rolinski
                      William F. Rolinski
                       President and Chief Executive Officer

Gaylord, Michigan
August 2, 2002

BIG BUCK BREWERY & STEAKHOUSE, INC.
550 SOUTH WISCONSIN STREET
GAYLORD, MICHIGAN 49734

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
AUGUST 30, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Big Buck Brewery & Steakhouse, Inc. for use at the annual meeting of shareholders to be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Friday, August 30, 2002, at 9:00 a.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for the restatement of our Restated Articles of Incorporation and for ratification of the appointment of independent auditors for the fiscal year ending December 29, 2002. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 2, 2002.

Record Date and Outstanding Common Stock

        The board of directors has fixed the close of business on July 26, 2002, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 6,045,480 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

        Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Diane House, or hand-delivered to Ms. House before the vote at the meeting.

Voting and Solicitation

        Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated to be $6,500, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally, by e-mail, telephone, fax or special letter, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

        The presence, in person or by proxy, of the holders of at least of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be:

  •
  considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to Proposal No. 1 or Proposal No. 3; and

  •
  considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter with respect to Proposal No. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2002, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percent of Class(2)
Wayne County Employees' Retirement System(3) 400 Monroe Street, Suite 230 Detroit, Michigan 48226	3,585,088	38.3%
Perkins Capital Management, Inc.(4) 730 East Lake Street Wayzata, Minnesota 55391	1,121,500	16.4
William F. Rolinski(5)	977,645	15.7
Estate of Blair A. Murphy, D.O.(6)	680,007	11.1
The Perkins Opportunity Fund(7) 730 East Lake Street Wayzata, Minnesota 55391	500,000	7.8
Michael G. Eyde(8) 6250 West Michigan Avenue Lansing, Michigan 48917	395,481	6.2
Thomas E. Zuhl(9)	334,125	5.2
Anthony P. Dombrowski(10)	193,962	3.1
Henry T. Siwecki(6)	175,989	2.9
Jonathon D. Ahlbrand(11)	89,582	1.4
Timothy J. Pugh(12)	75,000	1.2
Mark Provenzano(13)	50,000	*
Matthew P. Cullen(12)	20,000	*
Ronald Yee(14)	3,587,588	38.3
Richard A. Noelke	500	*
All Executive Officers and Directors as a Group (10 persons)(15)	5,504,391	53.9%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of June 30, 2002. Unless otherwise indicated, the address of each shareholder is c/o Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734.

(2)
Percentage of beneficial ownership is based on 6,094,780 shares outstanding as of June 30, 2002. Shares issuable upon the exercise of warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.

(3)
Includes 200,000 shares purchasable upon the exercise of a warrant and 3,061,682 shares purchasable upon the conversion of promissory notes.

(4)
As set forth in Schedule 13G filed with the SEC by Perkins Capital Management, Inc. ("PCM"), The Perkins Opportunity Fund ("POF") and Richard W. Perkins on January 29, 2002. Represents (a) 161,000 shares owned by the clients of PCM, (b) 460,500 shares purchasable upon the exercise of warrants owned by the clients of PCM, (c) 200,000 shares owned by POF and (d) 300,000 shares purchasable upon the exercise of warrants owned by POF. PCM has (a) sole power to vote 337,500 shares, representing 137,500 shares owned by clients of PCM and 200,000 shares owned by POF, and (b) sole power to dispose of 621,500 shares. PCM disclaims beneficial ownership of the securities owned by POF.

(5)
Includes 137,037 shares purchasable upon the exercise of options.

(6)
Includes 45,000 shares purchasable upon the exercise of options.

(7)
As set forth in Schedule 13G filed with the SEC by PCM, POF and Richard W. Perkins on January 29, 2002. Includes 300,000 shares purchasable upon the exercise of warrants.

(8)
Includes (a) 50,000 shares purchasable upon the exercise of an option, (b) 25,000 shares purchasable upon the exercise of a warrant, and (c) 200,000 shares purchasable upon the conversion of promissory notes.

(9)
Includes 115,473 shares purchasable upon the conversion of a promissory note and 194,552 shares purchasable upon the conversion of a promissory note held by Pac Rim Associates, Inc.

(10)
Includes 187,962 shares purchasable upon the exercise of options.

(11)
Represents (a) 25,000 shares purchasable upon the exercise of options, (b) 50,000 shares purchasable upon the exercise of a warrant held by Private Equity, LLC and (c) 14,582 shares purchasable upon the exercise of a warrant held by Seger Financial, Inc.

(12)
Represents shares purchasable upon the exercise of options.

(13)
Represents shares held by Columbia Construction Services—Michigan, Inc.

(14)
Mr. Yee disclaims beneficial ownership of the 3,585,088 shares owned by WCERS.

(15)
Includes (a) 489,999 shares purchasable upon the exercise of options, (b) 3,371,707 shares purchasable upon the conversion of promissory notes and (c) 264,582 shares purchasable upon the exercise of warrants.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Eight persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

        It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

        The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote for the nominees listed below.

Name	Age	Principal Occupation	Position with Big Buck	Director Since
William F. Rolinski	55	Chief Executive Officer, President and Chairman of the Board of Big Buck	Chief Executive Officer, President and Chairman of the Board	1993
Jonathon D. Ahlbrand	40	President and Chief Executive Officer of The Center of American Jobs	Director	2001
Matthew P. Cullen	46	General Manager of General Motors Enterprise Activity Group	Director	2000
Richard A. Noelke	50	Deputy Director of Wayne County Employees' Retirement System	Director	2001
Mark S. Provenzano	44	President of Columbia Construction Services	Director	2002
Henry T. Siwecki	58	Sole Owner and President of Siwecki Construction	Director	1995
Ronald Yee	50	Director of Wayne County Employees' Retirement System	Director	2002
Thomas E. Zuhl	42	Owner of Pac Rim Associates, Inc.	Director	2002

Business Experience

        William F. Rolinski is a founder of our company and has been the Chief Executive Officer, President and Chairman of the Board since our formation in 1993. From 1987 to 1994, Mr. Rolinski was the founder, secretary and corporate counsel of Ward Lake Energy, Inc., an independent producer of natural gas in Michigan. While Mr. Rolinski was at Ward Lake, the company drilled and produced over 500 natural gas wells with combined reserves of over $200 million.

        Jonathon D. Ahlbrand became a director in January 2001. Since June 1999, Mr. Ahlbrand has been President and Chief Executive Officer of The Center of American Jobs, a nation-wide recruiting service. Since April 1998, he has been a managing member of Private Equity, LLC, an entity that concentrates on the private placement of debt and equity securities. From April 1998 to July 1998, Private Equity performed certain consulting and advisory services for Seger Financial, Inc. Private Equity currently provides certain financial advisory services to us. In addition, both Private Equity and Seger Financial have served as our private placement agents. From August 1997 to March 1998, Mr. Ahlbrand was Senior Vice President of IntelliQuest, an Austin, Texas based global research services firm. From December 1994 to August 1997, he was Chief Executive Officer of National TechTeam Europe, a global information services company. For more information regarding our transactions with Private Equity, Seger Financial and Mr. Ahlbrand, please review "Certain Relationships and Related Transactions."

        Matthew P. Cullen has been a director since July 2000. Mr. Cullen is General Manager of General Motors Enterprise Activity Group, which includes the company's worldwide real estate division. He joined General Motors in 1979 as a real estate administrator and subsequently assumed a variety of senior assignments. Prior to his current position, he was responsible for the disposal and redevelopment of surplus property as well as site selection and strategic site acquisition. Mr. Cullen is Vice Chairman of Detroit Downtown, Inc., past Chairman of Detroit News Center Area Council, and the Chair-Elect of the International Association of Corporation Real Estate Executives.

        Richard A. Noelke became a director in December 2001. Mr. Noelke has served as the Deputy Director of WCERS since February 1997. Mr. Noelke was an elected Trustee of WCERS for ten years prior to becoming Deputy Director. He has been employed with Wayne County, Michigan, for the past 24 years, including ten years as an Accountant and Supervisor of Accounting, and ten years as the Assistant Finance Director, at Detroit Metropolitan Wayne County Airport. Mr. Noelke is also a director of Everest Energy Fund. WCERS beneficially owns approximately 38.3% of our common stock. For more information regarding our transactions with WCERS, please review "Certain Relationships and Related Transactions."

        Mark S. Provenzano became a director in February 2002. He is the President and a shareholder of Columbia Construction Services, a general contracting and construction management firm he founded in 1981. Columbia specializes in hospitality, restaurant and retail construction in the Eastern United States. Mr. Provenzano is also the President and a shareholder of Supreme Heating and Supply Co, Inc., a family-operated firm started in 1950 by his father. Supreme provides HVAC services throughout Southeastern Michigan. Columbia, which beneficially owns less than one percent of our common stock, has provided certain services to our company pursuant to a Master Agreement for Program Management Services. For more information regarding our transactions with Columbia, please review "Certain Relationships and Related Transactions."

        Henry T. Siwecki has been a director since August 1995. For more than the last five years, Mr. Siwecki has been the sole owner and President of Siwecki Construction, Inc., a commercial and residential contractor.

        Ronald Yee became a director in February 2002. He has served as a Director of WCERS since February 1997. Prior to that, he was WCERS' Deputy Director for six years. Mr. Yee also served as

Wayne County's Risk Manager, Chief Labor Relations Analyst, Director of Administration for Personnel as well as other professional level positions during his 28 year career. WCERS beneficially owns approximately 38.3% of our common stock. For more information regarding our transactions with WCERS, please review "Certain Relationships and Related Transactions."

        Thomas E. Zuhl became a director in January 2002. Mr. Zuhl has owned Pac Rim Associates, Inc., an automotive parts manufacturer's representative company, since October 1991. He also owns Up North Adventures, Inc. and Tried and True Builders, LLC. Mr. Zuhl was Director of International Programs for Magee Industrial Enterprises from March 1987 to August 1991. From September 1984 to February 1987, he was a National Account Sales Manager for Xerox Corporation. Mr. Zuhl beneficially owns 5.2% of our common stock. In July 2001, we granted a license to Up North Adventures (1) to use our intellectual property, (2) to import, sell and distribute our products, and (3) to open and operate Big Buck restaurants, in Japan, Thailand, Malaysia and Singapore. For more information regarding our transactions with Up North Adventures, Pac Rim Associates and Mr. Zuhl, please review "Certain Relationships and Related Transactions."

Board Meetings and Committees

        The board of directors held five meetings during our last fiscal year. Each of the incumbent directors attended all of the meetings held, except that Mr. Ahlbrand was unable to attend one meeting, Mr. Cullen was unable to attend two meetings and Mr. Siwecki was unable to attend three meetings. The board of directors has also established audit, compensation and executive committees. Our audit and compensation committees consist of only non-employee directors.

        The audit committee, which consists of Messrs. Noelke, Provenzano and Zuhl, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. Our board of directors has adopted a written charter for the audit committee, a copy of which was attached as Appendix A to the proxy statement for our 2001 annual meeting. Such charter specifies that the audit committee is composed of two or more directors, a majority of whom must be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a member of the audit committee. Messrs. Provenzano and Zuhl are independent (as independence is defined by applicable NASD listing standards). The audit committee did not meet during our last fiscal year.

        The compensation committee, which consists of Messrs. Ahlbrand, Cullen and Noelke, determines and establishes the salaries, bonuses and other compensation of our executive officers. The compensation committee did not meet during our last fiscal year.

        The executive committee, which consists of Messrs. Ahlbrand, Cullen and Rolinski, is responsible for reviewing and approving financing of our company. The executive committee met ten times during our last fiscal year.

Audit Committee Report

        The audit committee met with our independent accountants and management on March 27, 2002. At such meeting, the audit committee:

  •
  reviewed and discussed the audited financial statements with respect to the year ended December 30, 2001 with management;

  •
  discussed with Plante & Moran, LLP the matters required to be discussed by Statement on Auditing Standards No. 61; and

  •
  discussed with Plante & Moran, LLP their independence.

        Prior to such meeting, the audit committee received the written disclosures and the letter from Plante & Moran, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). Based upon the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 30, 2001 for filing with the SEC.

        Although Mr. Ahlbrand served on the audit committee during our last fiscal year, he resigned from the audit committee prior to the issuance of this report.

                      /s/ Richard A. Noelke, Chairman
                      /s/ Mark S. Provenzano
                      /s/ Thomas E. Zuhl

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer and the other highest paid executive officers (the "Named Executive Officers") during the three most recent fiscal years.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options
	Year	Salary
William F. Rolinski Chief Executive Officer, President and Chairman of the Board	2001 2000 1999	$ $ $	188,279 153,247 157,219	0 32,037 0
Anthony P. Dombrowski Chief Financial Officer and Treasurer	2001 2000 1999	$ $ $	108,953 94,742 97,321	60,000 14,962 0
Timothy J. Pugh(1) Executive Vice President of Operations	2001 2000	$ $	119,365 10,346	75,000 0

(1)
Mr. Pugh joined our company as Executive Vice President of Operations in December 2000.

        The following table sets forth each grant of stock options during 2001 to the Named Executive Officers. No stock appreciation rights were granted during 2001.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/share)(2)		Expiration Date
William F. Rolinski	0	—			—	—
Anthony P. Dombrowski	60,000	31.9%			$0.80	10/25/11
Timothy J. Pugh	25,000 50,000	13.3 26.6	% %	$ $	0.91 0.80	07/19/11 10/25/11

(1)
These options became exercisable immediately upon grant.

(2)
Fair market value per share on the date of grant.

        The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of the last fiscal year. No options were exercised by the Named Executive Officers during the last fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during the last fiscal year or were outstanding at the end of that year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Rolinski	137,037	0	$0	N/A
Anthony P. Dombrowski	187,962	0	$0	N/A
Timothy J. Pugh	75,000	0	$0	N/A

(1)
Market value of underlying securities at fiscal year end minus the exercise price.

Compensation of Directors

        Directors who are also our employees receive no remuneration for services as members of the board or any board committee. Each non-employee director receives $500 for each regularly scheduled meeting of the board he attends. Our directors are also reimbursed for expenses incurred solely in connection with our business purposes. During 2001, our non-employee directors received the options described below.

        On December 1, 2001, pursuant to the automatic grant provisions of the 2000 Stock Option Plan, we granted (1) an option for the purchase of 20,000 shares of common stock to each non-employee director and (2) an option for the purchase of 10,000 shares of common stock to each non-employee member of the Executive Committee of the board. We automatically grant such options annually for each year of continued service. Any person who first becomes eligible to receive a grant pursuant to this provision of the 2000 Stock Option Plan following any December 1, will automatically receive a pro rata portion of such grant upon their appointment to such position. Each option is granted at fair market value on the date of grant, vests one year after the date of grant and expires ten years after the date of grant.

PROPOSAL NO. 2
APPROVAL OF RESTATEMENT OF
RESTATED ARTICLES OF INCORPORATION

Overview

        The board of directors has determined that it would be advisable to solicit shareholder approval of a restatement of our Restated Articles of Incorporation to provide for a possible stock combination (reverse stock split) pursuant to which our outstanding shares of common stock would be exchanged for new shares of common stock in an exchange ratio of one newly issued share for every seven outstanding shares (a "one-for-seven reverse split"), while maintaining 15,000,000 authorized shares of capital stock, consisting of 10,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Subject to shareholder approval and subject to the board's determination to effect the reverse split, our Restated Articles of Incorporation will be restated as set forth in Appendix A to this proxy statement.

        If implemented, the reverse split would become effective upon the filing of the restatement, which provides that, at the close of business on the date of filing of the restatement, every seven common shares then issued and outstanding would automatically, without any action on the part of the holders of such common shares, become and be converted into one common share, subject to adjustment to eliminate fractional shares. If the restatement is approved by shareholders and our board determines to proceed with the reverse split, our board will use its discretion to determine when to file the restatement. We currently expect to file such restatement immediately after the annual meeting if The Nasdaq Stock Market approves the continued listing of our common stock, subject to consummation of the reverse split.

        The board reserves the right to abandon the proposed restatement and reverse split without further action by the shareholders at any time before the filing of the restatement, notwithstanding authorization of the proposed restatement and reverse split by the shareholders.

Principal Effects of Reverse Split

        Based upon the 6,045,480 common shares outstanding as of July 26, 2002, the one-for-seven reverse split would decrease the outstanding common shares by approximately 85.7%, and, once effective, such reverse split would result in 863,640 post-split common shares outstanding, subject to adjustment as a result of the elimination of fractional shares. Similarly, the aggregate number of common shares reserved for issuance upon exercise of warrants, options and convertible debt would decrease from approximately 9,257,119 common shares to approximately 1,322,445 common shares, subject to adjustment as a result of the elimination of fractional shares. Further, the exercise or conversion price of each such warrant, option and convertible note would increase seven fold.

        With respect to the reverse split, the shares available for issuance under our 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Stock Option Plan would be reduced to reflect the reverse split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of our stock option plans and stock purchase plan would be appropriately adjusted to reflect the reverse split.

        The terms of the post-split common shares would be the same as the terms of the pre-split common shares, and subject to the provisions for the elimination of fractional shares, as described below, consummation of the reverse split would not result in a change in the relative equity interest in the company or the voting power or other rights, preferences or privileges of the holders of common shares.

        The following table illustrates, as of July 26, 2002, the principal effects of the proposed reverse split. The numbers presented below are subject to adjustment resulting from the elimination of fractional shares.

Number of common shares	Before restatement and reverse split	After restatement and reverse split
Authorized	20,000,000	10,000,000
Outstanding	6,045,480	863,640
Subject to outstanding options, warrants or convertible debt	8,306,783	1,186,683
Reserved for future issuance under 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan or 2000 Stock Option Plan	950,336	135,762
Available for future issuance by action of the board (after giving effect to the above share reservations)	4,697,401	7,813,915

        Assuming that our shareholders approve the reverse split and we determine to proceed with the reverse split, we will file the Restated Articles of Incorporation set forth in Appendix A with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau effecting the reverse split on a date determined by us in our discretion. We currently expect to file such restatement shortly after the annual meeting if The Nasdaq Stock Market approves the continued listing of our common stock, subject to consummation of the reverse split. The reverse split would become effective as of the close of business on the date of such filing.

Effect on Authorized Capital

        The reverse split would not affect the number or par value of the authorized common shares or the authorized preferred shares. The restatement provides for 10,000,000 authorized common shares, par value $0.01 per share, and 5,000,000 authorized preferred shares, par value $0.01 per share. As a result, if the restatement is approved, the decrease in the number of shares outstanding and reserved for issuance pursuant to the exercise or conversion of options, warrants and convertible debt will increase the number of shares available for future issuance. The proposal will also provide the company with authorization to issue preferred shares.

        On September 15, 1998, our shareholders approved an amendment to our articles of incorporation which provided the company with increased authorized capital, including the ability to issue up to 5,000,000 preferred shares. Following receipt of shareholder approval, we determined not to file such amendment with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau because the private placement we contemplated we would be unable to complete in the absence of such amendment did not come to its fruition.

        Although not intended as an anti-takeover device, issuing additional common shares or preferred shares could impede a non-negotiated acquisition of our company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of our company or increasing the voting power of friendly third parties. The board could authorize voting rights per share that are the same as or different than the voting rights of the outstanding common stock. Any such issuance would be subject to the consent of our primary lender, WCERS.

Purposes of Reverse Split

        The reverse split would decrease the number of common shares outstanding and presumably increase the per share market price for the post-split common shares. Our board of directors believes that the relatively low market price per share of our common shares may impair the marketability of the common shares to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, alone, affect the marketability of the common shares, the type of investor who acquires them, or our reputation in the financial community. In practice, however, this is often not the case, because many investors look upon low-priced shares as speculative in nature, and as a matter of policy, avoid investment in such stocks. These factors may not only affect the liquidity of the common shares, but may also impair our ability to raise additional capital through the sale of equity securities.

        The board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients. In addition, a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices relate to the payment of brokers' commissions and time-consuming procedures that make the handling of lower-priced stocks economically unattractive to brokers. The structure of brokerage commissions tends to adversely impact holders of lower-priced stocks because brokerage commissions on the sale of a lower-priced stock generally represent a higher percentage of the sales price than commissions on higher-priced stocks. In addition, stocks that trade for less than $5.00 are subject to restrictions relating to the stock's marginability and to additional requirements for brokers who recommend such stocks to their clients (if they are not quoted on The Nasdaq Stock Market), and such restrictions tend to adversely impact the stock's marketability and, consequently, the stock's price.

        Our common shares are currently listed on The Nasdaq SmallCap Market; however, we cannot assure you that we will continue to meet the maintenance standards for continued listing. Under The Nasdaq SmallCap Market's continued listing criteria, listed companies which do not have a $1.00 minimum bid price for a sustained period of time risk delisting by The Nasdaq Stock Market. We have not met this requirement with respect to our common shares and, as a result, are subject to delisting from The Nasdaq Stock Market. We propose the reverse split, in part, to allow us to regain compliance with the $1.00 minimum bid price requirement stated in Marketplace Rule 4310(c)(4). However, we do not intend to consummate the reverse split if The Nasdaq Stock Market does not approve the continued listing of our common shares subject to consummation of the reverse split.

        If our securities do not continue to be listed on The Nasdaq SmallCap Market, our securities would become subject to certain rules of the SEC relating to "penny stocks." Such rules require broker-dealers to make a suitability determination for purchasers and to receive the purchaser's prior written consent for a purchase transaction, thus restricting the ability to purchase or sell the securities in the open market. In addition, trading, if any, would be conducted in the over-the-counter market in the so-called "pink sheets" or on the OTC Bulletin Board, which was established for securities that do not meet Nasdaq listing requirements. Consequently, selling our securities would be more difficult because smaller quantities of securities could be bought and sold, transactions could be delayed, and security analyst and news media coverage of our company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. We cannot assure you that our securities will continue to be listed on The Nasdaq SmallCap Market.

        The board of directors hopes that the decrease in the number of common shares outstanding resulting from the reverse split and the anticipated corresponding increased price per share will stimulate interest in our common shares, promote greater liquidity for our shareholders and result in a price level for the post-split common shares that will maintain continued listing on The Nasdaq SmallCap Market. The board also hopes that the reverse split will result in a price level for the post-split common shares that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions, recommendation restrictions and margin requirements on the potential market for our common shares. However, we cannot assure you that the reverse split will achieve the desired results, that the price per post-split common share will increase proportionately with the decrease in the number of shares, that the post-split common shares will be marginable, or that any price increase can be sustained for a prolonged period of time. In addition, it is possible that the liquidity of the post-split common shares may be adversely affected by the reduced number of shares outstanding if the proposed reverse split is effected. In addition, the reverse split might leave some shareholders with one or more "odd-lots" of our common shares (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

        The reverse split is also being proposed to increase the number of our authorized but unissued common shares and to authorize preferred shares. As of July 26, 2002, we had 4,697,401 common shares and no preferred shares available for future issuance by action of the board. After the reverse split, we would have 7,813,915 common shares and 5,000,000 preferred shares available for future issuance by action of the board. If the reverse split is approved by our shareholders and enacted by our board, the additional post-split common shares and the preferred shares so authorized will be available for issuance by our board for raising additional capital, stock options, acquisitions, stock splits, stock dividends or other corporate purposes. There are no arrangements, understandings or plans for the issuance of any such additional shares, other than shares reserved for issuance upon the exercise or conversion of options, warrants or convertible notes outstanding or authorized for issuance under existing plans, and we have no current plans for any specific grants. We do not expect that we would seek authorization from shareholders for issuance of such additional shares unless required by applicable law or regulation or the rules of the market in which our common shares are traded. There are no preemptive rights available to shareholders in connection with the issuance of such shares.

Exchange of Certificates and Elimination of Fractional Share Interests

        If our shareholders approve the restatement and our board of directors still believes that the reverse split is in the best interests of our company and our shareholders, we will file the restatement at such time as the board has determined the appropriate effective time for the reverse split. No additional action on the part of the company or any shareholder will be required in order to effect the reverse split and beginning on the effective date of the reverse split, each certificate representing pre-split common shares will automatically represent for all purposes post-split common shares. Shareholders will be asked to exchange their certificates representing securities held prior to the reverse split for new certificates representing securities issued as a result of the reverse split. Our transfer agent will act as our exchange agent to act for shareholders in implementing the exchange of their certificates. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the effective date of the reverse split. Certificates representing pre-split shares subsequently presented for transfer will not be transferred on our books and records but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so.

        No scrip or fractional post-split common shares will be issued to any shareholder in connection with the reverse split. Accordingly, all shareholders of record who would otherwise be entitled to receive fractional post-split common shares, will, upon surrender of their certificates representing pre-split common shares, have the post-split common shares to which they are entitled rounded to the nearest whole share and receive either a whole common share or nothing in lieu of their fractional post-split common share.

        Shareholders are encouraged to surrender their certificates for certificates evidencing whole post-split common shares as promptly as possible after the effective date of the reverse split. The ownership of a fractional interest will not give the holder any voting, dividend, or other rights except as described above.

Federal Income Tax Consequences of Reverse Split

        The following general description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement, all of which are subject to change and any such change could apply retroactively. This discussion is for general information only and does not purport to deal with all aspects of federal income taxation that may be relevant to holders of common shares and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, tax-exempt organizations, banks or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular federal, state, local and foreign tax consequences to them.

        The exchange of pre-split common shares into post-split common shares should be a tax-free transaction, and no gain or loss should be recognized to our company or our shareholders. The holding period of the pre-split common shares will be transferred to the post-split common shares received in exchange therefor, provided that the shareholder held the pre-split common shares as a capital asset at the time of the exchange. A shareholder's aggregate tax basis in the post-split common shares will equal his, her or its aggregate tax basis in the pre-split common shares exchanged therefor.

        This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

Financial Statements

        Our Annual Report on Form 10-KSB for the fiscal year ended December 30, 2001 includes our audited financial statements and "Management's Discussion and Analysis," which are incorporated by reference in this proxy statement. Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002 includes our unaudited financial statements and "Management's Discussion and Analysis," which are incorporated by reference in this proxy statement. One copy of each report accompanies this proxy statement.

Vote Required

        Approval of the restatement requires the affirmative vote of the holders of a majority of the outstanding common shares. Abstentions and broker non-votes will not be deemed affirmative votes, and will have the same effect as negative votes on the proposal. Such votes, however, will be counted in determining the number of common shares present in person or represented by proxy in determining whether a quorum is present. Proxies received in response to this solicitation will, in the absence of any contrary specification, be voted in favor of the proposal. The board of directors believes that the reverse split is in the best interests of our company and our shareholders and recommends a vote for the restatement and reverse split.

Reservation of Rights

        The board of directors reserves the right to abandon the proposed restatement and reverse split without further action by the shareholders at any time before the filing of the restatement with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau notwithstanding authorization of the proposed restatement and reverse split by the shareholders. We currently intend to abandon the proposed restatement and reverse split if The Nasdaq Stock Market either (1) does not approve the continued listing of our common shares, or (2) approves such continued listing but does not make it subject to the consummation of the reverse split.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

General

        The board of directors has appointed Plante & Moran, LLP as our independent auditors for the fiscal year ending December 29, 2002. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment the board of directors will select another firm of independent public accountants.

        Representatives of Plante & Moran, LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        Plante & Moran, LLP provided audit and non-audit services to us in 2001, the aggregate fees and expenses of which are shown below.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $55,500.

All Other Fees

        The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $36,925.

        The audit committee has considered whether the provision of the services described in the preceding paragraph is compatible with maintaining our principal accountant's independence.

Recommendation

        The board of directors unanimously recommends a vote for the ratification of the appointment of Plante & Moran, LLP as our independent auditors for the fiscal year ending December 29, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Wayne County Employees' Retirement System, Relationships with Ronald Yee and Richard A. Noelke, and Guaranty from Certain Directors

        We have obtained certain debt financing from WCERS. As of March 27, 2002, we owed WCERS approximately $8.9 million. A first priority lien in favor of WCERS on all of our assets, including the Gaylord unit, our leasehold interest in the Auburn Hills unit, our leasehold interest in the Grand Rapids unit and all of our other assets, now or hereafter acquired, secures this indebtedness. As of May 31, 2002, WCERS beneficially owned approximately 38.3% of our common stock. For more information regarding our transactions with WCERS, please review "Management's Discussion and Analysis—Liquidity and Capital Resources" in the Annual Report on Form 10-KSB delivered with this proxy statement. Ronald Yee, who became one of our directors in February 2002, serves as Director of WCERS. Richard A. Noelke, who became one of our directors in December 2001, serves as Deputy Director of WCERS. In February 2000, we obtained certain financing from WCERS. Messrs. William F. Rolinski, Blair A. Murphy, D.O. and Casimer I. Zaremba, each a director of our company at that time, personally guaranteed this indebtedness to the extent of $1,623,885. In August 2000, Messrs. Rolinski, Murphy and Zaremba confirmed their guaranty obligations with respect to the non-convertible secured debt financing we obtained from WCERS. Our directors do not intend to personally guarantee our future obligations.

Agreements with Michael G. Eyde

        We have entered into certain sale/leaseback transactions with Michael G. Eyde. As of May 31, 2002, Mr. Eyde beneficially owned approximately 6.2% of our common stock. For more information regarding our transactions with Mr. Eyde, please review "Description of Property—Grand Rapids and Auburn Hills" in the Annual Report on Form 10-KSB delivered with this proxy statement.

Agreements with Up North Adventures, Transactions with Pac Rim Associates and Thomas E. Zuhl, and Relationship with Thomas E. Zuhl

        In July 2001, we granted an exclusive license to Up North Adventures, Inc. (1) to use our intellectual property, (2) to import, sell and distribute our products, and (3) to open and operate our restaurants, in Japan, Thailand, Malaysia and Singapore. In consideration of such rights, the licensee, an entity owned by Thomas E. Zuhl, will pay us one and one half percent of its gross receipts for products sold in the territory for the first 24 months after the first Big Buck restaurant is opened. For the remainder of the 25-year term, the royalty amount will increase to two percent. In July 2001, we issued a convertible subordinated promissory note in the principal amount of $100,000 to Thomas E. Zuhl. This note matures in July 2002. It may be converted into 115,473 shares of common stock at a conversion price of $0.866 per share. In December 2001, we issued a convertible subordinated promissory note in the principal amount of $100,000 to Pac Rim Associates, Inc. Such entity is owned by Mr. Zuhl. This note matures in December 2002. It may be converted into 194,552 shares of common stock at a conversion price of $0.514 per share. In January 2002, Mr. Zuhl became one of our directors.

Agreements and Transactions with Columbia Construction Services and Relationship with Mark Provenzano

        In January 2001, we entered into a Master Agreement for Program Management Services with Columbia Construction Services—Michigan, Inc. Pursuant to this agreement, Columbia provides us with certain project-specific construction management services and advises us on a regular basis regarding development, design and construction issues related to our restaurant business. Under this agreement, Columbia conducted certain demolition and construction work in connection with the Nashville location. For such services, we paid Columbia $212,423 during 2001. At December 30, 2001, we owed Columbia an additional $62,187 for project-specific construction management services rendered during

2001. Columbia also provides us with advisory services in connection with our pending construction litigation. For such services, we paid Columbia $79,613 during 2001. We anticipate retaining the services of Columbia until the pending construction litigation has been resolved. Our agreement with Columbia provides that we will pay it $6,000 per month to cover its normal office overhead and as compensation for the services of its President and shareholder, Mark Provenzano, who became one of our directors in February 2002. Our agreement also provides that we will reimburse Columbia, at actual cost plus 15%, for all reimbursable costs incurred by it in connection with project-specific construction management services as well as advisory services. In addition, effective February 9, 2001, we issued 50,000 shares of common stock to Columbia as compensation for field audit services provided by such entity to us in connection with the Grapevine unit.

Transaction with Seger Financial, Agreements with Private Equity, and Relationship with Jonathon D. Ahlbrand

        On November 20, 1998, we issued a five-year warrant, exercisable at $2.7625 per share, for the purchase of 14,582 shares of our common stock to Seger Financial, Inc. This issuance was made in connection with the $1.4 million debt financing which Seger Financial obtained for us from Crestmark Bank. In addition, we paid Seger Financial a commission of 5% of the total amount of the debt placed ($70,000). Private Equity, LLC, an entity of which Jonathon D. Ahlbrand, who became one of our directors in January 2001, is a managing member, performed certain consulting and advisory services for Seger Financial from April 1998 to July 1998. In connection with the dissolution of such relationship, Mr. Ahlbrand came to beneficially own the securities underlying the foregoing warrant and was paid $17,500 of the above-referenced commissions.

        On September 17, 1999, we entered into a consulting services agreement with Private Equity, LLC. Pursuant to this agreement, Private Equity agreed to provide advice, recommendations and introductions regarding financing options, market conditions, program structure and strategic options, including acquisitions and mergers. We agreed to bear all reasonable costs and expenses associated with such consulting efforts. We reimbursed Private Equity for $22,400 of costs and expenses during 2000. In addition, we issued warrants to purchase an aggregate of 200,000 shares of our common stock to Private Equity. Mr. Ahlbrand, who became one of our directors in January 2001, has served as a managing member of Private Equity since April 1998. As a result of such relationship, Mr. Ahlbrand is deemed to beneficially own the securities underlying the warrants issued to Private Equity. Such warrants have the following terms of exercise:

Number of Shares	Exercise Price per Share	Vesting Information		Expiration Date
50,000	$1.625	Immediate		10/1/02
50,000	$2.00	$4.00	(1)	10/1/02	(2)
50,000	$2.00	$5.00	(1)	10/1/02	(2)
50,000	$2.00	$6.00	(1)	10/1/02	(2)

(1)
Becomes exercisable when the closing price of our common stock equals or exceeds such price for a period of ten consecutive trading days.

(2)
Outstanding warrants that have not become exercisable before the termination of the consulting services agreement expire upon termination of such agreement.

        On July 1, 1999, we entered into a one-year non-exclusive financing agreement with Private Equity, LLC. Pursuant to this agreement, Private Equity agreed to provide advice, recommendations and introductions regarding financing options, market conditions and program structure. Private Equity agreed to assist in arranging term debt financing for us and we agreed to bear all reasonable costs and expenses associated with the issuance of such debt. In addition, we agreed to pay Private Equity a commission of 5% of the total amount of the debt placed. Between October 8, 1999 and January 27, 2000, we issued convertible subordinated promissory notes with an aggregate principal amount of $950,000 to six accredited investors. Private Equity was responsible for our introduction to five of the six investors, whose purchases aggregated $850,000. Pursuant to our agreement, we paid commissions equal to 5% of the gross proceeds raised pursuant to those introductions ($42,500) to Private Equity. Private Equity was also responsible for our introduction to WCERS. On February 4, 2000, we issued convertible secured promissory notes with an aggregate principal amount of $7,500,000 to WCERS. Pursuant to our agreement, we paid commissions equal to 5% of the gross proceeds raised ($375,000) to Private Equity. On August 21, 2000, we issued a secured promissory note with a principal amount of $1,500,000 to WCERS. Pursuant to our agreement, we paid commissions equal to 5% of the gross proceeds raised ($75,000) to Private Equity. Mr. Ahlbrand, one of our directors, is a managing member of Private Equity and was paid $133,750 of the above-referenced commissions.

General

        All future transactions between us and our officers, directors and principal shareholders and their affiliates will be approved by a majority of the board, including a majority of the independent and disinterested non-employee directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that the following reports were not filed on a timely basis: (1) one report on Form 3 relating to the appointment of Jonathon D. Ahlbrand to our board of directors on January 18, 2001, and (2) one report on Form 4 relating to the grant of options to purchase 25,000 shares received by Jonathon D. Ahlbrand on January 18, 2001.

SHAREHOLDER PROPOSALS
FOR THE 2003 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Anthony P. Dombrowski, no later than April 4, 2003. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after June 18, 2003, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

ANNUAL REPORT ON FORM 10-KSB

        A copy of our annual report on Form 10-KSB for the fiscal year ended December 30, 2001, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Diane House, Secretary, at our principal address.

                      Sincerely,

                      BIG BUCK BREWERY & STEAKHOUSE, INC.

                      /s/ William F. Rolinski
                      William F. Rolinski
                       President and Chief Executive Officer

Gaylord, Michigan
August 2, 2002

APPENDIX A

RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations

        Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

  1.
  The present name of the Corporation is:

    BIG BUCK BREWERY & STEAKHOUSE, INC.

  2.
  The identification number assigned by the Bureau is:

    049-222

  3.
  All former names of the Corporation are:

    MICHIGAN BREWERY, INC.

  4.
  The date of filing the original Articles of Incorporation was:

    November 29, 1993

        The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

    The name of the corporation is:

    BIG BUCK BREWERY & STEAKHOUSE, INC.

ARTICLE II

        The purpose or purposes for which the corporation is formed are:

  To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

        The total authorized shares:

          Common shares 10,000,000, par value $0.01 per share

          Preferred shares 5,000,000, par value $0.01 per share

        A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

    The Board of Directors of the Corporation (the "Board of Directors") may cause the Corporation to issue preferred shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

    Effective as of the close of business on the date of filing these Restated Articles of Incorporation (the "Effective Time"), the filing of these Restated Articles of Incorporation shall effect a reverse stock split on the basis of one new common share for every seven then issued and outstanding common shares, while maintaining the number of authorized common shares and preferred shares, and their par values, as set forth in this Article III (the "Reverse Split").

    Immediately as of the Effective Time, and without any action by the holders of outstanding common shares, but subject to the redemption of fractional shares described below, outstanding certificates representing the Corporation's common shares shall represent for all purposes, and each common share issued and outstanding immediately before the Effective Time shall automatically be converted into, new common shares in the ratio of seven old common shares for one new common share, all by virtue of the Reverse Split and without any action on the part of the holder of such common shares.

    Notwithstanding any of the foregoing to the contrary, no scrip or fractional common shares shall be issued in connection with the Reverse Split. In lieu thereof each record holder of common shares as of the Effective Date who would otherwise have been entitled to receive a fractional new common share shall, upon surrender of such shareholder's certificates representing pre-split common shares, have the post-split common shares to which they are entitled rounded to the nearest whole share and receive either a whole common share or nothing in lieu of their fractional post-split common share. As of the Effective Time such fractional shares shall no longer represent equity interests in the Corporation, and shall not be entitled to any voting, dividend or other shareholder rights; rather, they shall represent only the right to receive the common shares, if any, described in this paragraph.

ARTICLE IV

A.
The address of the registered office is:

  550 South Wisconsin Street
  Gaylord, Michigan 49734

B.
The mailing address of the registered office, if different than above:

  Not applicable

C.
The name of the current resident agent is:

  William F. Rolinski

ARTICLE V

        When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

ARTICLE VI

        The number of directors shall be the number specified in or fixed in accordance with the By-Laws. The Board of Directors shall have the power to fix or change the number of directors unless the shareholders, in amending or repealing the By-Laws, provide expressly that the Board of Directors shall not amend or repeal the By-Law establishing the number of directors.

ARTICLE VII

        A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

  (1)
  A breach of the director's duty of loyalty to the Corporation or its shareholders.

  (2)
  Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

  (3)
  A violation of Section 551(1) of the Act.

  (4)
  A transaction from which the director derived an improper personal benefit.

  (5)
  An act or omission occurring prior to the effective date of this Article.

        Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

        These Restated Articles of Incorporation were duly adopted on the            day of                        , 2002, in accordance with the provisions of Section 642 of the Act and were duly approved by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

                  Signed this            day of                  , 2002

By
William F. Rolinski President and Chief Executive Officer

BIG BUCK BREWERY & STEAKHOUSE, INC.

BIG BUCK BREWERY & STEAKHOUSE, INC. 550 South Wisconsin Street Gaylord, Michigan 49734	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 2, 2002, and hereby appoints William F. Rolinski and Anthony P. Dombrowski, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc. to be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Friday, August 30, 2002, at 9:00 a.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Big Buck Brewery & Steakhouse, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions.

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1.	To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified.
	01 04 07	William F. Rolinski Richard A. Noelke Ronald Yee	02 05 08	Jonathon D. Ahlbrand Mark S. Provenzano Thomas E. Zuhl	03 06	Matthew P. Cullen Henry T. Siwecki	☐	For all nominees listed at left (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed at left
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.
	To approve a restatement of our Restated Articles of Incorporation for the purpose of effecting a possible stock combination (reverse stock split) pursuant to which our outstanding shares of common stock would be exchanged for new shares of common stock in an exchange ratio of one newly issued share for every seven outstanding shares, while maintaining 15,000,000 authorized shares, consisting of 10,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.	☐	For	☐	Against	☐	Abstain
3.	To ratify the appointment of Plante & Moran, LLP as our independent auditors for the fiscal year ending December 29, 2002.	☐	For	☐	Against	☐	Abstain
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.		Date , 2002
Address Change? Mark Box ☐ Indicate changes below:

Signature(s) in Box
(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
BIG BUCK BREWERY & STEAKHOUSE, INC. 550 SOUTH WISCONSIN STREET GAYLORD, MICHIGAN 49734
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 30, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 30, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 APPROVAL OF RESTATEMENT OF RESTATED ARTICLES OF INCORPORATION
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-KSB
APPENDIX A RESTATED ARTICLES OF INCORPORATION For use by Domestic Profit Corporations